UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: October 12, 2007 Bank of South Carolina Corporation
(Exact name of registrant as specified in its charter)
South Carolina	0-27702	57-1021355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
256 Meeting Street Charleston, SC 29401
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   (843) 724-1500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On October 12, 2007, the Bank of South Carolina Corporation issued a press release announcing its financial results for the quarter ended September 30, 2007. The information contained in the press release is deemed to be “filed” under the Securities Exchange Act of 1934 as Exhibit 99.1 to this report, and such press release is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

The following Exhibit is filed as part of this report

Exhibit 99.1  Press release dated October 12, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bank of South Carolina Corporation
(Registrant)

Date: October 12, 2007
/s/ William L. Hiott, Jr.
William L. Hiott, Jr.
Executive Vice President and Treasurer

Bank of South Carolina
Corporation (BKSC)
Report of Earnings

	September 30,	September 30,
	2007	2006

Shares Outstanding
BKSC Common Stock	3,953,863	3,920,228

Book Value Per Share	$6.35	$5.97

Total Assets	$224,287,017	$236,400,491

Quarter
Ending

Net Income	$940,561	$1,029,747

Basic Earnings Per Share	$.24	$.26

Diluted Earnings Per Share	$.24	$.26

Weighted Average Shares
Outstanding Basic	3,949,447	3,920,228

Weighted Average Shares
Outstanding Diluted	3,976,459	3,963,022

Bank of South Carolina
Corporation (BKSC)
Report of Earnings

Nine Months
Ending

Net Income	$2,937,338	$2,906,018

Basic Earnings Per Share	$.75	$.75

Diluted Earnings Per Share	$.74	$.73

Weighted Average Shares
Outstanding Basic	3,939,420	3,893,172

Weighted Average Shares
Outstanding Diluted	3,969,668	3,973,137